UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2025
 NPK International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Donald Young notified NPK International Inc. (“NPK” or “Company”) that, effective August 19, 2025, he is resigning from the Company’s Board of Directors (the “Board”) to devote more time to his rapidly expanding personal businesses. Rose Robeson, Chairman of the Board, said, “On behalf of the Board of Directors of NPK, I want to thank Donnie for his many contributions and guidance during his service as a member of the Board since 2022.” Matthew Lanigan, Chief Executive Officer of NPK, said, “Donnie's broad commercial background and strategic input have been instrumental in implementing our multi-year business simplification plan that positions NPK as a pure-play worksite access and specialty rental solutions business.”
Mr. Young served as the Chairman of the Board’s Compensation Committee and was a member of the Board’s Audit and Environmental, Social and Governance Committees. Mr. Young’s resignation from the Board is not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.
Item 8.01 Other Events.
With the resignation of Mr. Young from the Board as of August 19, 2025, the Board determined on August 19, 2025 that the size of the Board will be reduced immediately from eight directors to seven directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPK International Inc.
(Registrant)

Date:	August 20, 2025	By:	/s/ M. Celeste Frugé
M. Celeste Frugé
VP, General Counsel, Chief Compliance Officer & Corporate Secretary